UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2016 (May 20, 2016)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

973-496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2016, subsidiaries of Avis Budget Group, Inc. (the “Company”), Avis Budget Holdings, LLC and Avis Budget Car Rental, LLC, entered into an amendment to the Company's principal corporate credit facility. The amendment provides for, among other things, a three-year extension of the maturity date of $825 million of the term loan borrowings issued under the facility.

The foregoing description of the amendment to the Company's corporate credit facility is a summary and is qualified in its entirety by the terms and provisions of the amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting of Stockholders of the Company, held on May 25, 2016 in Wilmington, Delaware (the “2016 Annual Meeting”), the stockholders of the Company approved an amendment and restatement to the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan, effective as of May 25, 2016. The amendment and restatement (i) increases the number of shares authorized for issuance under the plan by 1.6 million shares; (ii) adds as criteria on which performance goals may be based, including EBITDA margin and pretax income margin; and (iii) re-approves the material terms of the performance goals under the plan for purposes of preserving the ability to grant awards to covered executives under the plan that are intended to qualify as performance-based compensation that is deductible under Section 162(m) of the Internal Revenue Code until 2021.

The foregoing description of the amendment and restatement is qualified in its entirety by reference to the full text of the Amended and Restated Equity and Incentive Plan, filed as Exhibit 10.2 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, the following matters were submitted to a vote of stockholders and the voting results were as follows:

(1)
Election of Directors: The thirteen nominees named in the Company’s 2016 proxy statement were elected to serve a one-year term expiring in 2017 and until their successors are duly elected and qualified, based upon the following votes:

Director Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ronald L. Nelson	73,823,328	735,550	30,576	7,533,215
Alun Cathcart	74,302,692	242,703	44,059	7,533,215
Brian J. Choi	74,281,558	206,971	100,925	7,533,215
Mary C. Choksi	74,298,512	221,923	69,019	7,533,215
Leonard S. Coleman	73,992,552	516,749	80,153	7,533,215
Larry D. De Shon	74,231,192	306,013	52,249	7,533,215
Jeffrey H. Fox	74,286,863	217,061	85,530	7,533,215
John D. Hardy, Jr.	74,319,602	183,305	86,547	7,533,215
Lynn Krominga	74,258,480	245,240	85,734	7,533,215
Eduardo G. Mestre	74,289,055	217,554	82,845	7,533,215
F. Robert Salerno	74,314,782	235,625	39,047	7,533,215
Stender E. Sweeney	74,292,926	250,400	46,128	7,533,215
Sanoke Viswanathan	74,105,691	405,005	78,758	7,533,215

(2)
Ratification of Appointment of Independent Registered Accounting Firm: The appointment of Deloitte & Touche LLP to serve as the Company’s independent registered accounting firm for fiscal year 2016 was ratified as follows:

Votes For	Votes Against	Abstain
81,191,663	858,185	72,821

(3)
Advisory Approval of the Compensation of our Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s 2016 proxy statement, was approved by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
73,591,022	920,634	77,798	7,533,215

(4)
Approval of the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan. The Company’s stockholders approved the Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan, as disclosed in the Company’s 2016 proxy statement, by the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
72,966,795	1,561,113	61,546	7,533,215

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1
First Amendment, dated as of May 20, 2016, to the Third Amended and Restated Credit Agreement dated as of October 3, 2014, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time parties thereto.

10.2	Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A dated March 29, 2016).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.
By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President and Corporate Secretary

Date: May 26, 2016

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated May 26, 2016 (May 20, 2016)

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment, dated as of May 20, 2016, to the Third Amended and Restated Credit Agreement dated as of October 3, 2014, among Avis Budget Holdings, LLC, Avis Budget Car Rental, LLC, the subsidiary borrowers from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders from time to time parties thereto.

10.2	Avis Budget Group, Inc. Amended and Restated Equity and Incentive Plan (Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A dated March 29, 2016).